UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2009

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 3400, Denver, Colorado 80202
 (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (303) 629-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

The information provide below under Item 8.01 Other Events is incorporated into this Item 1.02 by reference.  A description of the terms of the Agreement (as defined below) was included in Item 1.01 of the Current Report on Form 8-K that filed with the Securities and Exchange Commission (“SEC”) on February 14, 2008 and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference in this Item 1.02.

Item 8.01                      Other Events

On April 3, 2009, Rancher Energy Corp. (the “Company”) was informed by ExxonMobil Gas & Power Marketing Company (“ExxonMobil”), a division of Exxon Mobil Corporation, that ExxonMobil is terminating, effective immediately, the Carbon Dioxide Sale & Purchase Agreement, dated February 1, 2008, between the Company and ExxonMobil for the supply of carbon dioxide (CO2) by ExxonMobil to the Company.  The Agreement was filed with the SEC as Exhibit 10.1 to the Current Report on Form 8-K that was filed with the SEC on February 14, 2008.

ExxonMobil’s purported termination is based on the Company not providing performance assurances in the form of a letter of credit.  The Company believes that the Agreement does not obligate the Company to provide any performance assurances until the start-up of CO2 delivery, which will not occur in 2009.  Accordingly, the Company disagrees with ExxonMobil’s rationale for purportedly terminating the Agreement and believes in good faith that Exxon’s termination of the Agreement has not occurred pursuant to the terms of the Agreement and is unlawful. The Company has informed ExxonMobil of its position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President and Chief Executive Officer

Dated: April 9, 2009